UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 18, 2007
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of Peter J. Prygelski as Chief Financial Officer and Reassignment of James Gordon Jennings, III, as Chief Accounting Officer

Peter J. Prygelski, who currently serves on the Board of Directors of 21st Century Holding Company (the “Company”) and as Chairman of its Audit Committee, has been appointed to serve as the Company’s Chief Financial Officer, effective as of June 25, 2007. Mr. James Gordon Jennings, III, who has served as the Company’s Chief Financial Officer since August 2002 will remain with the Company in the role of Chief Accounting Officer and will provide support to Mr. Prygelski.

Mr. Prygelski (age 38) has served as a Director of the Company and as the Chairman of the Audit Committee and the Company's designated financial expert since January 2004. He has also served as a member of our Investment Committee and Independent Director's Committees since March 2004. Mr. Prygelski most recently served as a Senior Manager in the Enterprise Risk Services practice of Deloitte and Touche from May 2006 to May 2007. Prior to joining Deloitte and Touche, Mr. Prygelski served in a similar capacity with Ernst & Young from April 2004 to April 2006. Previously, Mr. Prygelski was a Director of Audit for American Express Centurion Bank (a subsidiary of American Express), where he began his career in Corporate Finance and was a member of their Enterprise Risk and Assurance function from November 1991 to August 2003. Mr. Prygelski has no family relationship with any of the Company's executive officers or directors and has not engaged in any related party transactions with the Company.

In connection with his employment, the Company and Mr. Prygelski have entered into an Employment Agreement, an Annual Review Agreement and a Non-Compete Agreement effective as of June 25, 2007. Additionally, Mr. Prgyelski will resign from the Board of Directors and all Board committees on which he currently serves, effective as of June 25, 2007.

Under his Employment Agreement, Mr. Prygelski will receive an annual salary of $160,000 per year. Mr. Prygelski’s Employment Agreement is for a term of three (3) years from the effective date, unless otherwise terminated as specified therein. It contains standard termination provisions. If Mr. Prygelski’s employment with the Company is terminated without cause, we must make a lump-sum severance payment to him in an amount equal to one (1) year’s base salary or the base salary through the balance of term remaining on his employment agreement, whichever is a lesser amount, and all of his unvested options would become immediately exercisable and vested. It has been the Company’s practice if an executive is terminated without cause, to accelerate any unvested options. Based on this policy, if we terminated Mr. Prygelski without cause, his unvested options would be automatically accelerated.

Pursuant to his Employment Agreement, Mr. Prygelski will be granted options to purchase 20,000 shares of the Company’s common stock with a grant date on June 25, 2007, the grant price will be 2% over the fair market value (FMV) on the grant date, the options will vest 20% per year and expire on June 25, 2013. Additional stock option grants may be awarded to Mr. Prygelski in the future at the discretion and authorization of the Compensation Committee. In addition to this grant of 20,000 options, Mr. Prygelski currently owns options to purchase 15,000 fully vested shares of the Company’s common stock at an exercise price of $15.413 which expire on January 26, 2010 and options to purchase 10,000 shares of the Company’s stock at an exercise price of $15.79, vesting 20% per year beginning on December 5, 2006 and expiring December 5, 2011.

The Non-Compete Agreement contains standard non-competition, non-solicitation and confidentiality provisions. The Annual Review Agreement stipulates that Mr. Prygelski’s performance will be reviewed on an annual basis and that based on the conclusions of such review and the Company’s overall performance, Mr. Prygelski may be entitled to a base salary increase of up to five percent (5%) over the previous year. Also, there is currently in place an Indemnification Agreement dated January 26, 2004 between the Company and Mr. Prygelski, which was entered into when Mr. Prygelski joined the Board.

The foregoing description of Mr. Prygelski's Employment Agreement and related documents are qualified in their entirety by reference to Mr. Prygelski's Employment Agreement, Annual Review Agreement, Non-Compete Agreement and Indemnification Agreement attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Appointment of New Director

The Board of Directors has appointed Anthony C. Krayer, III to serve as a director of the Company to fill the vacancy created by Mr. Prygelski's resignation. Mr. Krayer will serve as a Class II director and will stand for reelection at the 2009 Annual Meeting of Shareholders. Mr. Krayer will serve as a member of the Audit Committee, the Investment Committee and the Independent Director's Committee.

Mr. Krayer (age 62) has served as the Executive Vice-President and Chief Administrative Officer of the South Broward Hospital District since August 1997. Prior to 1997, Mr. Krayer spent five years with OrNda of South Florida. He held the title of Senior Vice-President from 1993-1994, Senior Vice-President of Acquisitions and Development (OrNda Healthcorp) from 1994-1997 and President from 1996-1997. Additionally, Mr. Krayer has served as the Chief Operating Officer/Chief Financial Officer of Florida Medical Center from 1989-1993 and as a partner of Ernst and Whinney from 1968-1989. Mr. Krayer has no family relationship with any of the Company's executive officers or directors and has not engaged in any related party transactions with the Company.

Mr. Krayer has served on several boards of directors throughout his career. He currently serves on the Board of Directors and Audit Committee of Coconut Grove Bankshares, Inc., a privately held bank holding company and Coconut Grove Bank, its subsidiary. He was their Audit Committee Chairman from 2002-2005.

As a non-employee director, Mr. Krayer will receive an annual retainer of $40,000, payable in quarterly installments of $10,000, beginning in July 2007. In addition to the annual retainer, Mr. Krayer will be granted options to purchase 10,000 shares of the Company’s common stock with a grant date on June 25, 2007, the grant price will be 2% over the fair market value (FMV) on the grant date, the options will vest 20% per year and expire on June 25, 2013. Additional stock option grants may be awarded to Mr. Krayer in the future at the discretion and authorization of the Compensation Committee.

Mr. Krayer will enter into an Indemnification Agreement with the Company as soon as is reasonably possible.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Peter J. Prygelski, effective June 25, 2007

10.2	Annual Review Agreement between the Company and Peter J. Prygelski, effective June 25, 2007

10.3	Non-Compete Agreement between the Company and Peter J. Prygelski, effective June 25, 2007

10.4	Indemnification Agreement between the Company and Peter J. Prygelski, dated January 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: June 19, 2007	By:	/s/ JAMES GORDON JENNINGS, III
Name: James Gordon Jennings, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	Employment Agreement between 21st Century Holding Company and Peter J. Prygelski, effective June 25, 2007
10.2	Annual Review Agreement between the Company and Peter J. Prygelski, effective June 25, 2007
10.3	Non-Compete Agreement between the Company and Peter J. Prygelski, effective June 25, 2007
10.4	Indemnification Agreement between the Company and Peter J. Prygelski, dated January 26, 2004